Exhibit 5.1

NovoCure Limited Le Masurier House La Rue Le Masurier St Helier Jersey JE2 4YE	D: +44 1534 504298 E: simon.schilder@ogier.com Ref: SIS/DDL/165852.00004

1 March 2016

Dear Sirs

NovoCure Limited (the Company) - Registration of Shares under the US Securities Act of 1933, as amended (the Securities Act) – share option plans

1	Background

(a)	In connection with the Registration Statement on Form S-8 (as amended, the Registration Statement) filed by the Company today with the Securities and Exchange Commission pursuant to the Securities Act), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration by the Company under the Act of an aggregate of:

(i)	an initial maximum of 1,667,785 ordinary shares, no par value, authorized for issuance pursuant to awards under the NovoCure Limited Employee Share Purchase Plan (the ESPP),

(ii)	an initial maximum of 16,251,143 ordinary shares, no par value, authorized for issuance pursuant to the NovoCure Limited 2015 Omnibus Incentive Plan (the 2015 Plan),

(iii)	3,166,929 ordinary shares, no par value, issued or available for issuance upon the exercise of options granted pursuant to the NovoCure Limited 2013 Share Option Plan (the 2013 Plan) and

(iv)	(iv) 7,530,888 ordinary shares, no par value, issued or available for issuance upon the exercise of options granted pursuant to the Standen Limited 2003 Share Option Plan (the 2003 Plan, and together with the ESPP, the 2015 Plan and the 2013 Plan, the Plans), the ordinary shares under the Plans being collectively referred to herein as the Shares.

(b)	In this opinion, “non-assessable” means, in relation to a Share, that the consideration for which the Company agreed to issue that Share has been paid in full to the Company, so that no further sum is payable to the Company by any holder of that Share in respect of the purchase price of that Share.

Ogier 44 Esplanade St Helier Jersey JE4 9WG T +44 1534 514000 F +44 1534 514444 ogier.com	Partners Raulin Amy Christopher Byrne Richard Daggett Katrina Edge Sally Edwards Jonathan Hughes Sara Johns	Nicholas Kershaw Niamh Lalor Edward Mackereth Bruce MacNeil Steven Meiklejohn Julie Melia Nathan Powell	Daniel Richards Nigel Sanders Nicholas Williams

2	Documents examined

2.1	For the purposes of giving this opinion, we have examined and relied upon such documents as we deem appropriate, including the following documents:

(a)	the Registration Statement;

(b)	the Company’s memorandum and articles of association in force as at the date hereof (the M&A);

(c)	the ESPP;

(d)	the 2015 Plan;

(e)	the 2013 Plan;

(f)	the 2003 Plan;

(g)	a certified true copy of board minutes of a meeting of the board of directors of the Company held on 31 August 2015 at which the directors (among other things) approved or ratified the allotment of the Shares;

(h)	the Company’s certificate of incorporation;

(i)	a consent to issue shares dated 17 February 2011 issued to the Company by the Jersey Financial Services Commission (the Commission) under the Control of Borrowing (Jersey) Order 1958, as amended (COBO) (the Share COBO Consent);

(j)	a consent to issue share options pursuant to the Plan dated 23 February 2016 issued to the Company by the Commission under COBO (together with the Share COBO Consent, the COBO Consent);

(k)	a consent to circulate a prospectus dated 2 October 2015 issued to the Company by the Commission under the Companies (General Provisions) (Jersey) Order 2002, as amended (the GPO) (the 2015 GPO Consent);

(l)	a consent to circulate a prospectus dated 23 February 2016 issued to the Company by the Commission under the GPO (together with the 2015 GPO Consent, the GPO Consent);

(m)	a certificate signed by a director of the Company dated 1 March 2016; and

(n)	a certificate signed by the company secretary of the Company dated 1 March 2016.

2.2	For the purposes of this opinion, we have, with the Company’s consent, relied upon certificates and other assurances of directors and other officers of the Company as to matters of fact, without having independently verified such factual matters.

3	Assumptions

For the purposes of this opinion, we have assumed:

(a)	the authenticity, accuracy, completeness and conformity to original documents of all copy documents and certificates of officers of the Company examined by us;

(b)	that the signatures on all documents examined by us are the genuine signatures of persons authorised to execute or certify such documents;

(c)	the accuracy and completeness in every respect of all certificates of directors or other officers of the Company given to us for the purposes of giving this Opinion and that (where relevant) such certificates would be accurate if they have been given as of the date hereof;

(d)	that the Company has received in full the consideration for which the Company agreed to issue the Shares;

(e)	that in approving the Company’s entry into the Plans and the transactions contemplated by it, the directors of the Company were acting in the best interests of, and for a proper purpose, the Company;

(f)	that words and phrases used in the Registration Statement have the same meaning and effect as they would if the Registration Statement were governed by Jersey law;

(g)	that no other event occurs after the date hereof which would affect the opinions herein stated;

(h)	that there is no provision of the law or regulation of any jurisdiction other than Jersey which would have any adverse implication in relation to the opinion expressed hereunder;

(i)	there has been no amendment to the COBO Consent or the CGPO Consent; and

(j)	that the form of Plan entered into by the Company will be substantially similar to the copy filed with the Registration Statement on 1 March 2016.

4	Opinion

As a matter of Jersey law, and on the basis of and subject to the foregoing and the qualifications below, we are of the following opinion:

The Shares, when issued pursuant to the terms of the Plans, will be validly issued, fully paid and non-assessable.

5	Qualifications

This Opinion is subject to the following qualification:

The obligations of the Company under, or in respect of, the Shares will be subject to any law from time to time in force relating to bankruptcy, insolvency, liquidation, reorganisation or administration or any other law or legal procedure affecting generally the enforcement of creditors’ rights.

6	Governing Law, Limitations, Benefit and Disclosure

(a)	This Opinion shall be governed by and construed in accordance with the laws of Jersey and is limited to the matters expressly stated herein.

(b)	This Opinion is limited to matters of Jersey law and practice as at the date hereof and we have made no investigation and express no opinion with respect to the law or practice of any other jurisdiction.

(c)	We assume no obligation to advise you (to any other person who may rely on this Opinion in accordance with this paragraph), or undertake any investigations, as to any legal developments or factual matters arising after the date of the Opinion that might affect the opinions expressed herein.

(d)	We consent to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement and to reference to us being made in the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated by the US Securities and Exchange Commission under the Securities Act.

Yours faithfully

/s/ Ogier

4